UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 18, 2009 (September 18, 2009)
Tufco Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-21018	39-1723477

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PO Box 23500, Green Bay, Wisconsin	54305

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 920.336.0054
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard
     On September 16, 2009, Tufco Technologies, Inc. (the “Registrant”) received a letter from the NASDAQ Stock Market (the “Notification”) providing notice that, for 30 consecutive trading days, the Registrant’s common stock had not maintained a minimum market value of publicly held shares (“MVPHS”) of $5 million as required for continued inclusion on The NASDAQ Global Market. For NASDAQ purposes, MVPHS is the market value of the Registrant’s publicly held shares, which is calculated by subtracting all shares held by officers, directors or beneficial owners of 10% or more of the total shares outstanding. The letter from NASDAQ has no effect on the listing of the Registrant’s securities at this time.
     NASDAQ has provided the Registrant 90 calendar days from September 16, 2009, or until December 15, 2009, to regain compliance with the rules. If, at any time before December 15, 2009, the MVPHS is at least $5 million for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Registrant has achieved compliance with Marketplace Rule 5450(b)(1)(C) and the Registrant’s shares will continue to trade on The NASDAQ Global Market. If the Registrant does not regain compliance by December 15, 2009, the NASDAQ Staff will provide written notification that the Registrant’s securities will be delisted. At that time, the Registrant may appeal the delisting determination to a NASDAQ Listings Qualifications Panel. Alternatively, the Applicant will make an application to transfer its securities to the NASDAQ Capital Market. Tufco currently meets the requirements for such transfer.
     On September 18, 2009, the Company issued a press release announcing its receipt of the Notification. The full text of the press release is attached hereto as Exhibit 99.1.
ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated September 18, 2009 furnished in accordance with Item 3.01.
(remainder of page intentionally left blank; signature on following page.)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUFCO TECHNOLOGIES, INC.
Dated: September 18, 2009	By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Executive Vice President, Chief Financial Officer and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated September 18, 2009